UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2007 (May 10, 2007)

Behringer Harvard Opportunity REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51961	20-1862323
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer
or organization)		Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1605

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On May 10, 2007, Behringer Harvard Cordillera, LLC (“BH Cordillera”), an indirect majority-owned subsidiary of Behringer Harvard Opportunity OP I, LP, the operating partnership of Behringer Harvard Opportunity REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), entered into an assignment from Cordillera Partners, LLC, an unaffiliated entity (“Cordillera Partners”), of a contract to purchase a 56-room resort that includes a 20,000 square foot spa in Edwards, Colorado (“The Lodge & Spa at Cordillera”).  Behringer Harvard Cordillera Investor, LLC, our operating partnership’s wholly-owned subsidiary (“BH Investor”), owns an 85% ownership interest in BH Cordillera, and the remaining 15% ownership interest is held by Cordillera Partners.  The sellers of The Lodge & Spa at Cordillera include Colorado Hotel Holding, LLC, Cordillera Lodge & Spa, LLC, Colorado Hotel Operator, Inc., and Cordillera Land, LLC, all of which are unaffiliated entities.  The Lodge & Spa at Cordillera is situated on 8.3 acres of land, which includes 3.5 acres of land intended for development into 19 additional lodging units (the “Additional Units”).  In addition, The Lodge & Spa at Cordillera includes an adjacent 23.2 acres of vacant land, which is entitled for residential development.  BH Cordillera plans to renovate the existing resort.

The contract purchase price for The Lodge & Spa at Cordillera will be $35,000,000, excluding closing costs.  Cordillera Partners had made initial earnest money deposits totaling $332,770 prior to the contract assignment.  On May 15, 2007, BH Investor funded an additional earnest money deposit of $1,367,230 required under the contract and also reimbursed Cordillera Partners for the portion of previous deposits funded in excess of Cordillera Partners’ 15% share.

Pursuant to the limited liability company agreement of BH Cordillera executed on May 10, 2007, the initial capital contributions to BH Cordillera are scheduled to be $9,449,875 from BH Investor and $1,667,625 from Cordillera Partners upon the acquisition of The Lodge & Spa at Cordillera, which include amounts previously funded for earnest money deposits.  Additional scheduled capital contributions are required as necessary to fund amounts required under the development budget for the resort’s renovation.  From time to time, BH Investor, as the member holding the majority in interest of BH Cordillera, may request additional capital contributions or member loans from the members of BH Cordillera under conditions defined in the limited liability company agreement.  In addition, BH Investor intends to make a bridge loan to BH Cordillera in the amount of 75% of the contract purchase price of The Lodge & Spa at Cordillera, at an interest rate of 9%, to be used for the acquisition, which will be secured by the property.  Permanent third party financing will be obtained as soon as is commercially reasonable (which shall be no later than six months after the acquisition of The Lodge & Spa at Cordillera) and will be used to repay this acquisition loan.

BH Investor is authorized to make decisions and to act on behalf of BH Cordillera in the ordinary course of business; however, certain major decisions (as defined in the limited liability company agreement) require approval by Cordillera Partners.

Distributions of cash from operations from BH Cordillera are to be made on a pro rata basis to the members in their respective percentages (being 85% for BH Investor and 15% for Cordillera Partners) until the members have achieved a 25% internal rate of return and their capital accounts are reduced to zero.  These pro rata distributions assume that no member’s capital account has been diluted by failure to make any additional capital contributions that would change the respective percentages.  Thereafter, distributions of cash are to be made in the following percentages:  50% to BH Investor and 50% to Cordillera Partners.

BH Cordillera has entered into two development agreements with TP Cordillera LLC (the “Developer”), an affiliate of Cordillera Partners, to perform development services in respect of The Lodge & Spa at Cordillera and the Additional Units, pursuant to which the Developer will receive a development fee of up to 3% of the designated costs of renovating the resort and constructing the Additional Units.

Behringer Harvard Cordillera Residences, Inc., our operating partnership’s wholly-owned subsidiary (“BH Residences Investor”), is the 85% member and Cordillera Partners is the 15% member of Behringer Harvard Residences at Cordillera, LLC (“BH Residences”).  If BH Cordillera acquires The Lodge & Spa at Cordillera, it intends to transfer its ownership in the 3.5 acres of land for the Additional Units, and potentially the 23.2 acres of undeveloped land, to BH Residences.  Pursuant to the limited liability company agreement of BH Residences executed on May 10, 2007, the initial capital contributions are scheduled to be $212,500 from BH Residences Investor and $37,500 from Cordillera Partners.  After the initial capital contributions are funded, additional scheduled capital contributions are required as necessary to fund amounts required under the development budget for the development of the Additional Units.  From time to time, BH Residences Investor, as the member holding the majority in interest of BH Residences, may request additional capital contributions or member loans from the members of BH Residences under conditions defined in the limited liability company agreement.

BH Residences Investor is authorized to make decisions and to act on behalf of BH Residences in the ordinary course of business; however, certain major decisions (as defined in the limited liability company agreement) require approval by Cordillera Partners.

Distributions of cash from operations from BH Residences are to be made on a pro rata basis to the members in their respective percentages (being 85% for BH Residences Investor and 15% for Cordillera Partners) until the members have achieved a 25% internal rate of return and their capital accounts are reduced to zero.  These pro rata distributions assume that no member’s capital account has been diluted by failure to make any additional capital contributions that would change the respective percentages.  Thereafter, distributions of cash are to be made in the following percentages:  50% to BH Residences Investor and 50% to Cordillera Partners.

The consummation of the purchase of The Lodge & Spa at Cordillera is subject to substantial conditions.  Our decision to consummate the acquisition of The Lodge & Spa at Cordillera generally will depend upon:

•                  the satisfaction of the conditions to the acquisition contained in the relevant contracts;

•                  no material adverse change occurring relating to the property, the tenants or in the local economic conditions;

•                  our receipt of sufficient net proceeds from the offering of our common stock to the public and financing proceeds to make this acquisition; and

•                  our receipt of the appropriate liquor license to sell alcoholic beverages at the property.

Other properties may be identified in the future that we may acquire before or instead of The Lodge & Spa at Cordillera.  At the time of this filing, we cannot make any assurances that the closing of this acquisition is probable.

In evaluating The Lodge & Spa at Cordillera as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we have considered a variety of factors, including overall analysis of average daily room rates, expected capital expenditures and expected development of vacant land, location, demographics and price per square foot.  We believe that this property is well located, has acceptable roadway access, attracts an adequate number of guests, is well maintained, is adequately insured and has been professionally managed.  The Lodge & Spa at Cordillera will be subject to competition from similar resorts within its market area, and its economic performance could be affected by changes in local economic conditions. Neither we nor our operating partnership have considered any other factors materially relevant to our decision to acquire this property.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Dated: May 16, 2007	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer